Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 5, 2015, with respect to the consolidated financial statements, schedule, and internal control over financial reporting in the Annual Report of Spōk Holdings, Inc. on Form 10-K for the year ended December 31, 2014. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Spōk Holdings, Inc. on Form S-8 (File Nos. 333-182444 and 333-125142).

/s/ GRANT THORNTON LLP
McLean, Virginia
March 5, 2015